UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
 SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 23, 2019

Reliant Bancorp, Inc.
 (Exact Name of Registrant as Specified in its Charter)--

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	RBNC	The Nasdaq Capital Market

Item 5.07                          Submission of Matters to a Vote of Security Holders.

On May 23, 2019, Reliant Bancorp, Inc. (the “Company”) held its 2019 annual meeting of shareholders. At the annual meeting, the Company’s shareholders voted on the election of ten director nominees and ratification of the selection of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The votes cast on the agenda items are set forth below:

1.
Election of Directors.  Each of the following nominees was elected as a director of the Company by the vote indicated, with each nominee to serve for a term to expire at the 2020 annual meeting of Company shareholders and until the election and qualification of his or her successor.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Homayoun Aminmadani	5,903,973	360,506	95,072	2,332,552
DeVan D. Ard, Jr.	6,273,348	52,754	33,449	2,332,552
Charles Trimble Beasley	6,039,168	314,590	5,793	2,332,552
Robert E. Daniel	6,274,729	49,463	35,359	2,332,552
William Ronald DeBerry	6,063,068	289,640	6,843	2,332,552
Sharon H. Edwards	6,281,931	45,401	32,219	2,332,552
Louis E. Holloway	6,262,363	85,756	11,432	2,332,552
Connie S. McGee	6,265,669	27,647	66,235	2,332,552
Linda E. Rebrovick	6,263,876	28,016	67,659	2,332,552
Ruskin A. Vest	6,054,208	292,226	13,117	2,332,552

2.
Ratification of Independent Registered Public Accounting Firm.  The Company’s shareholders ratified the selection of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, by the following vote.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,673,958	5,348	12,797	0

Item 7.01 Regulation FD Disclosure.

As part of the Company’s presentation at the annual meeting of shareholders on May 23, 2019, the Company presented slides. A copy of the Company’s complete slide presentation is included as Exhibit 99.2 to this report. At the annual meeting, the Company also announced that it had repurchased to date over $7 million of its common stock, par value $1.00 per share, pursuant to its previously-announced stock repurchase plan. Pursuant to the stock repurchase plan, the Company may purchase up to a total of $12 million of its outstanding common stock.

The information in this Item 7.01, including the information in Exhibit 99.2 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01                          Other Events.

On May 24, 2019, the Company issued a press release announcing its shareholders’ election of ten directors and ratification of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit
	99.1	Press release issued by Reliant Bancorp, Inc., dated May 24, 2019.
	99.2	Presentation slides presented by Reliant Bancorp, Inc. on May 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: May 24, 2019
	By:	/s/ DeVan Ard, Jr.
DeVan Ard, Jr.
Chairman, President, and CEO